Exhibit 10.18

CONSULTING AGREEMENT AMENDMENT

This Consulting Agreement Amendment (hereinafter the “Amendment”) is made effective as of January 1, 2013 (the “Amendment Effective Date”) between Civitas Therapeutics, Inc. (“CIVITAS”) and Robert Roche (“Consultant”).

WHEREAS, CIVITAS and Consultant entered into a Consulting Agreement effective as of December 16, 2011;

WHEREAS, the parties want to increase the fee based Compensation paid to Consultant.

THEREFORE;

As of the Amendment Effective Date, Section 2a is replaced with the following:

a.	Fees. CIVITAS shall pay Consultant a fee at the rate of $40,000 per year for Consulting Services rendered as the request of CIVITAS hereunder. Fees for Consulting Services will be paid quarterly within thirty (30) days after the end of each fiscal quarter.

All other terms and conditions of the Consulting Agreement shall remain unchanged and shall apply.

IN WITNESS WHEREOF, each party has caused this Amendment to be executed by its duly authorized representative as of the Amendment Effective Date.

Civitas Therapeutics, Inc.

By	/s/ Glenn Batchelder
duly authorized

Name:	Glenn Batchelder
Title:	President & CEO

Date:	Glenn Batchelder January 21, 2014

Consultant

/s/ Robert Roche
duly authorized

Name:	Robert Roche

Date:	January 15, 2014